SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 5, 2003

                                     AmREIT
      (Exact Name of Registrant as specified in its Governing Instrument)



    TEXAS                            0-28378                      76-0410050

(State or other             (Commission file number)          (I.R.S. Employer
jurisdiction of                                                Identification
incorporation or                                                  Number)
organization)



             Eight Greenway Plaza, Suite 824, Houston, Texas 77046
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (713) 850-1400


                                 Not applicable
         (Former name or former address, if changed since last report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

               99.1 Press release dated August 5, 2003.


Item 12.  Results of Operations and Financial Condition.


     On August 5, 2003, AmREIT (the "Company") issued a press release announcing its consolidated financial results for the quarter ended June 30, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.



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






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    August 5, 2003

                                  Amreit, Inc.



                                    By:      /s/  Chad C. Braun
                                    -----------------------------------------
                                    Chad C. Braun
                                    Chief Financial Officer
                                    Executive Vice President

AMREIT ANNOUNCES SECOND QUARTER OPERATING RESULTS


HOUSTON, TX (August 5, 2003) - AmREIT (AMEX: AMY), a Texas-based real estate investment trust announced that its net income available to its class A shareholders ("EPS") for the second quarter 2003 was $0.075 per class A share, compared to $0.110 per share for the same period in 2002. AmREIT's EPS for the six months ended June 30, 2003 was $0.077 compared to $0.188 for the same period in 2002. Funds from operations ("FFO") for the second quarter of 2003 totaled $0.153 per class A share, compared with $0.164 for the same period in 2002. AmREIT's FFO for the six months ended June 30, 2003 was $0.236 compared to $0.295 for the same period in 2002. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

AmREIT closed on approximately $7.2 million in property acquisitions during the second quarter and owns a portfolio of 50 single-tenant and multi-tenant commercial retail properties, located in 20 states, with an economic occupancy of 98.4% during the second quarter. AmREIT broke ground on its Eckerd development in the Houston galleria/uptown area, has contracted to purchase a TGI Friday's restaurant in Hanover, Maryland and has contracted to purchase a 16,395 square foot multi-tenant shopping center in Houston, Texas. The first significant contribution to earnings from these acquisitions/developments will take place in the first quarter 2004.

Management expects EPS for the third quarter of 2003 of between $0.08 and $0.09 and for the calendar year 2003 of between $0.23 and $0.25 per share, and adjusted FFO for the third quarter of 2003 of between $0.16 and $0.17 and for the calendar year of 2003 of between $0.54 and $0.56. This represents an increase in adjusted FFO of over 20% when compared to adjusted FFO of $0.42 per share for 2002. AmREIT updates earnings guidance on a quarterly basis.

AmREIT is an American Stock Exchange listed real estate investment trust operating in two distinct lines of business. The Investment Sponsorship division is a sponsor of high quality real estate investment opportunities to the independent financial planning community. The Company researches, identifies and participates in quality real estate opportunities and works hand in hand with the broker-dealer financial services community to sponsor real estate investment products and services. AmREIT's real estate team focuses on the development, management, brokerage and ownership of freestanding credit-tenant leased and multi-tenant shopping centers located contiguous to major thoroughfares and traffic generators. AmREIT projects have been leased to parent companies such as Goodyear Tire, Washington Mutual, IHOP, McDonalds, Memorial Herman Hospital, RadioShack, Sprint, Coldwell Banker, Jack in the Box, Guaranty Federal, Bennigan's, Chili's, Texas Children's Hospital, and Discount Tire.

In addition to historical statements included in this press release, certain statements are included that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future and are considered "forward looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, which by their nature, involve known and unknown risks and uncertainties. The Company's actual results, performance, or achievements could differ materially from those expressed as implied by such statements. Reference is made to the Company's regulatory filings with the Securities and Exchange Commission for information or factors, which may impact the Company's performance.

For further information, contact AmREIT's Investor Relations Department at 800-888-4400 or 713-850-1400, or access our web site at www.amreit.com.

                               Operating Results
                                  (Unaudited)


                                                Three Months Ended                  Six Months Ended
                                                    June 30,                           June 30,
Revenues:                                      2003             2002              2003             2002
                                               ----             ----              ----             ----

     Rental income from
       operating leases                   $ 1,265,235      $    677,614      $  2,497,975      $ 1,384,354
     Earned income from direct
       financing leases                       670,608           437,169         1,269,328          628,351
     Service fee income                       848,863            52,378         1,059,860          531,396

     Management fees                           52,616            94,276           110,247          185,406
     Income from non-consolidated
          Affiliates                           45,033             1,467            85,338          283,509

     Interest and other income                  1,991           208,303             3,830          210,331
                                          -----------      ------------      ------------      -----------

                         Total Revenues     2,884,346         1,471,207         5,026,578        3,223,347

Expenses:
     General operating and
       administrative                         785,090           439,962         1,542,219        1,203,523
     Legal and professional                   545,942           161,998           732,676          371,925
     Interest                                 593,905           410,032         1,145,346          663,680
     Depreciation and amortization            209,404           126,822           431,707          253,670
                                        -------------      ------------      ------------      -----------
                         Total Expenses     2,134,341         1,138,814         3,851,948        2,492,798



Income before federal income taxes and
minority interest in  income of
consolidated joint ventures
                                              750,005           332,393         1,174,630          730,549
Federal income tax (expense) benefit
for taxable REIT subsidiary
                                              (57,700)           69,000            15,300          (15,000)
Minority interest in income of
consolidated joint venture                    (43,161)         (140,100)          (82,949)        (271,945)
                                        --------------      ------------    --------------     ------------

Net income                                    649,144           261,293         1,106,981          443,604

Distributions paid to class B
shareholders                                 (439,124)                -          (891,667)               -
                                        --------------      ------------    --------------     ------------

Net income available to class A
shareholders                            $     210,020       $   261,293     $     215,314      $   443,604

Funds From Operations ("FFO"):
     Net  income                        $      649,144      $   261,293     $   1,106,981      $   443,604
     Depreciation                              228,053          126,822           462,689          253,670
     Class B distributions                    (439,124)               -          (891,667)               -
                                         --------------     -----------     -------------      -----------
        FFO available to class A Shares $      438,073      $   388,115     $     678,003      $   697,274




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


Basic Per Share Data:
    Net income available to class A
     shareholders                       $     0.075         $   0.110      $     0.077        $    0.188
    FFO - Basic                               0.157             0.164            0.244             0.295
    Distributions per Class A share           0.111             0.071            0.222             0.140
    Distributions per Class B share           0.209               -              0.392              -

 Weighted average number of class A
     common shares outstanding
                                          2,790,492         2,364,807        2,779,434         2,358,283

 Weighted average number of class B
     common shares outstanding
                                          2,100,638                 -        2,273,849                 -



                            Balance Sheet Highlights
                                   (Unaudited)

                                                                                As of June 30,
                                                                          2003                 2002
                                                                          ----                 ----
Total property, net                                                 $ 50,033,640          $ 28,836,524
Net investment in direct financing leases                             27,155,700            16,895,057
Total assets                                                          80,440,990            48,365,670
Notes payable                                                         40,996,381            26,429,521
Total liabilities                                                     42,152,009            27,060,210
Minority interest                                                        800,570             5,657,132
Total shareholders' equity                                            37,488,411            15,651,328



                          Non-GAAP Financial Disclosure
                                   (Unaudited)

This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. AmREIT's definitions and calculations of non-GAAP financial measures may differ from those used by other equity REIT's, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.

AmREIT considers FFO to be an appropriate measure of performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT further adjusts FFO by adding back non-cash charges to earnings related to the issuance of stock in conjunction with the payment of deferred merger costs, resulting in its adjusted FFO. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company's real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO and adjusted FFO as disclosed by other REITs may not be comparable to AmREIT's calculation.




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


Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected EPS. A reconciliation of the projected FFO to projected EPS per share is provided below:



--------------------------------------------------------- ------------------------    -----------------------
                                                               3Q2003 Range                 2003 Range
--------------------------------------------------------- ------------------------    -----------------------
--------------------------------------------------------- ----------- ------------    ----------- -----------
                                                             Low         High            Low         High
--------------------------------------------------------- ----------- ------------    ----------- -----------
--------------------------------------------------------- ----------- ------------    ----------- -----------
Projected net income available to class A shareholders
                                                          $ 0.080     $ 0.090         $ 0.230     $ 0.250
--------------------------------------------------------- ----------- ------------    ----------- -----------
--------------------------------------------------------- ----------- ------------    ----------- -----------
Projected depreciation and amortization                      0.077       0.077           0.310       0.310
                                                          --------    --------        --------    --------
--------------------------------------------------------- ----------- ------------    ----------- -----------
--------------------------------------------------------- ----------- ------------    ----------- -----------
                     Projected FFO                        $ 0.157     $ 0.167         $ 0.540     $ 0.560
--------------------------------------------------------- ----------- ------------    ----------- -----------







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